News Release

Tuesday, July 15, 2003

Gannett Co., Inc. Releases June Statistical Report

McLEAN, VA - Gannett Co., Inc. (NYSE: GCI) reported today that total pro forma operating revenues for the sixth period ended June 29, 2003 increased 3 percent. For comparison purposes, the continued increase in the exchange rate of Sterling year-over-year affected results for the company's UK operations. If the exchange rate had remained constant year-over-year, total pro forma operating revenues would have increased 1 percent.

Pro forma (assuming that all properties presently owned were owned in both periods) newspaper advertising revenues in June were up 5 percent compared with the same period in 2002 on a 2 percent increase in ROP volume and a 9 percent advance in preprint distribution. If the exchange rate had remained constant year-over-year, pro forma newspaper advertising revenues would have risen 3 percent.

Pro forma classified revenues advanced 7 percent in the June period on a 3 percent increase in ad volume. Employment revenues declined 3 percent from the same period last year. Classified real estate revenues advanced 16 percent, and automotive increased 6 percent. Overall, the company's classified results from Newsquest were substantially stronger than its domestic results.

Pro forma local advertising revenues rose 4 percent in the June period on a 1 percent decline in ad volume. The performance of the company's small and medium-sized advertisers in its domestic newspapers outpaced the revenue performance of its largest advertisers. In the U.S., newspaper gains were achieved in the telecommunications, financial and home improvement categories while there was softness in department stores, consumer electronics, furniture and grocery ad spending.

Pro forma national advertising revenues increased 2 percent on a 15 percent increase in ad volume. National volume at the company's local domestic newspapers rose 19 percent in the period compared with the same interval in 2002. At USA TODAY, advertising revenues were 1 percent lower on a 2 percent decrease in paid ad pages to 408 from 418. For the month, automotive, technology and advocacy advertising were strong but soft travel and retail advertising offset these gains. For the year-to-date, USA TODAY's paid pages numbered 2,316 versus 2,414 last year while ad revenues were slightly ahead of last year.

Television revenues declined 4 percent in the period. Local revenues rose 4 percent while national revenues declined 14 percent. For comparison purposes, television revenues increased 16 percent in June of 2002.

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In addition to the revenue and statistical summary, attached is a chart which shows the consolidated Gannett Online audience share for May from Nielsen//Net Ratings. In May, Gannett's domestic Websites had over 13 million unique visitors reaching 10 percent of the Internet audience.

The pro forma advertising and circulation revenue statistics include the results of the SMG (Scottish Media Group) publishing business and Texas-New Mexico Newspapers Partnership as if they had been owned in both years. Ad linage for Newsquest is not included in the ad volume statistics. Circulation volume numbers for Newsquest's paid daily newspapers are included in the enclosed statistics, but volume from unpaid daily and non-daily publications is not included in the circulation volume statistics.

Gannett Co., Inc. is a leading international news and information company that publishes 100 daily newspapers in the USA, including USA TODAY, the nation's largest-selling daily newspaper. The company also owns in excess of 400 non-daily publications in the USA and USA WEEKEND, a weekly newspaper magazine. Gannett subsidiary Newsquest is the United Kingdom's second largest regional newspaper company. Newsquest publishes more than 300 titles, including 17 daily newspapers, and a network of prize-winning Web sites. Gannett also operates 22 television stations in the United States and is an Internet leader with sites sponsored by its TV stations and newspapers including USATODAY.com, one of the most popular news sites on the Web.

Certain statements in this press release may be forward looking in nature or "forward looking statements" as defined in the Private Securities Litigation Reform Act of 1995. The forward looking statements contained in this press release are subject to a number of risks, trends and uncertainties that could cause actual performance to differ materially from these forward looking statements. A number of those risks, trends and uncertainties are discussed in the company's SEC reports, including the company's annual report on Form 10-K and quarterly reports on Form 10-Q. Any forward looking statements in this press release should be evaluated in light of these important risk factors.

Gannett is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this press release by wire services, Internet service providers or other media.

Contact:     Gracia Martore

                  Senior Vice President and Chief Financial Officer

                  703-854-6918

                  gmartore@gannett.com

GANNETT CO., INC.
REVENUE & STATISTICAL SUMMARY

                          Period 6 (June 2, 2003 - June 29, 2003)
                                                                         %
                             2003          2002            CHANGE     CHANGE
REVENUES:
Advertising:
Local                  $  145,088,000  $  139,148,000  $   5,940,000     4
National                   61,800,000      60,422,000      1,378,000     2
Classified                164,185,000     153,442,000     10,743,000     7
                        -------------   -------------   ------------   ----
Total Advertising      $  371,073,000  $  353,012,000  $  18,061,000     5

Circulation                97,312,000      96,596,000        716,000     1
Other revenue              30,516,000      29,167,000      1,349,000     5
Television                 57,339,000      59,593,000     (2,254,000)   (4)
                        -------------   -------------   ------------   ----
Total Revenue          $  556,240,000  $  538,368,000  $  17,872,000     3
                        =============   =============   ============   ====

VOLUME:
Newspaper Inches:
Local                       2,955,146       2,985,018        (29,872)   (1)
National                      371,004         323,278         47,726    15
Classified                  4,838,741       4,707,381        131,360     3
                        -------------   -------------   ------------   ----
Total ROP                   8,164,891       8,015,677        149,214     2
                        =============   =============   ============   ====
Preprint Distribution
  (in thousands)              845,085         778,603         66,482     9
                        =============   =============   ============   ====

NET PAID CIRCULATION:
Morning (w/USAT)            6,815,904       6,911,328        (95,424)   (1)
Evening                     1,227,277       1,286,863        (59,586)   (5)
                        -------------   -------------   ------------   ----
Total Daily                 8,043,181       8,198,191       (155,010)   (2)
                        =============   =============   ============   ====
Sunday                      6,823,627       6,920,476        (96,849)   (1)
                        =============   =============   ============   ====

                          Year-to-Date through June 29, 2003
                                                                         %
                             2003            2002          CHANGE     CHANGE
REVENUES:
Advertising:
Local                 $   884,245,000 $   853,029,000 $   31,216,000     4
National                  349,345,000     339,598,000      9,747,000     3
Classified                912,665,000     872,978,000     39,687,000     5
                       --------------  --------------  -------------   ----
Total Advertising     $ 2,146,255,000 $ 2,065,605,000 $   80,650,000     4

Circulation               613,914,000     609,161,000      4,753,000     1
Other revenue             183,546,000     169,575,000     13,971,000     8
Television                350,903,000     358,485,000     (7,582,000)   (2)
                       --------------  --------------  -------------   ----
Total Revenue         $ 3,294,618,000 $ 3,202,826,000 $   91,792,000     3
                       ==============  ==============  =============   ====

VOLUME:
Newspaper Inches:
Local                      18,300,949      18,587,748       (286,799)   (2)
National                    2,005,828       1,853,925        151,903     8
Classified                 28,955,298      27,990,372        964,926     3
                       --------------  --------------  -------------   ----
Total ROP                  49,262,075      48,432,045        830,030     2
                       ==============  ==============  =============   ====
Preprint Distribution
  (in thousands)            5,373,553       4,841,570        531,983    11
                       ==============  ==============  =============   ====

NET PAID CIRCULATION:
Morning (w/USAT)            7,106,670       7,137,333        (30,663)   (0)
Evening                     1,276,116       1,313,629        (37,513)   (3)
                       --------------  --------------  -------------   ----
Total Daily                 8,382,786       8,450,962        (68,176)   (1)
                       ==============  ==============  =============   ====
Sunday                      7,013,148       7,067,515        (54,367)   (1)
                       ==============  ==============  =============   ====

Note:  The operating results from the company's newspapers participating in joint operating agencies, and which are accounted for under the equity method of accounting, are reported as a single amount in other operating revenues. Advertising linage statistics from these newspapers are not included above, however, circulation volume statistics for these newspapers are included above.

       The above revenue amounts and statistics have been restated to include all companies presently owned including SMG Publishing (acquired in
       April 2003). SMG Publishing consists of three Scottish newspapers:
       The Herald, Sunday Herald and Evening Times; eleven specialty consumer and business-to-business magazine titles; and an online advertising and content business.

       Newsquest (which includes SMG Publishing) is a regional newspaper publisher in the United Kingdom with more than 300 titles, including paid and unpaid daily and non-daily products. Circulation volume statistics for Newsquest's seventeen paid daily newspapers are included above. Circulation volume statistics for Newsquest's unpaid daily and non-daily publications are not reflected above. Advertising linage for
       Newsquest publications is not reflected above.

GANNETT CO., INC.
REVENUE & STATISTICAL SUMMARY

                          2nd Quarter 2003 (March 31 - June 29, 2003)
                                                                           %
                             2003            2002           CHANGE      CHANGE
REVENUES:
Advertising:
Local                 $   462,667,000 $   442,205,000  $   20,462,000      5
National                  183,522,000     177,000,000       6,522,000      4
Classified                469,225,000     452,641,000      16,584,000      4
                       --------------  --------------   -------------    ----
Total Advertising     $ 1,115,414,000 $ 1,071,846,000  $   43,568,000      4

Circulation               303,254,000     302,035,000       1,219,000      0
Other revenue              94,027,000      87,919,000       6,108,000      7
Television                192,727,000     191,299,000       1,428,000      1
                       --------------  --------------   -------------    ----
Total Revenue         $ 1,705,422,000 $ 1,653,099,000  $   52,323,000      3
                       ==============  ==============   =============    ====

VOLUME:
Newspaper Inches:
Local                       9,603,710       9,686,458         (82,748)    (1)
National                    1,072,378         981,929          90,449      9
Classified                 15,194,403      14,796,939         397,464      3
                       --------------  --------------   -------------    ----
Total ROP                  25,870,491      25,465,326         405,165      2
                       ==============  ==============   =============    ====
Preprint Distribution
    (in thousands)          2,804,573       2,535,804         268,769     11
                       ==============  ==============   =============    ====

Note:  The operating results from the company's newspapers participating in joint operating agencies, and which are accounted for under the equity method of accounting, are reported as a single amount in other operating revenues. Advertising linage statistics from these newspapers are not included above, however, circulation volume statistics for these newspapers are included above.

       The above revenue amounts and statistics have been restated to include all companies presently owned including SMG Publishing (acquired in
       April 2003). SMG Publishing consists of three Scottish newspapers:
       The Herald, Sunday Herald and Evening Times; eleven specialty consumer and business-to-business magazine titles; and an online advertising and content business.

       Newsquest (which includes SMG Publishing) is a regional newspaper publisher in the United Kingdom with more than 300 titles, including paid and unpaid daily and non-daily products. Circulation volume statistics for Newsquest's seventeen paid daily newspapers are included above. Circulation volume statistics for Newsquest's unpaid daily and non-daily publications are not reflected above. Advertising linage for
       Newsquest publications is not reflected above.

Gannett Online Internet Audience

May 2003

Nielsen//NetRatings

Home/Work Panel Combined

                   Unique Visitors       Percentage Reach of

                      Per Month            Internet Audience

Gannett Online         13,334,000                10.0%